UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2019

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code    (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SYMC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2019, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Symantec Corporation (the “Company”) approved the FY20 Senior Executive Annual Incentive Plans (the “Annual Incentive Plans”) for the Company’s named executive officers.

Under the terms of the Annual Incentive Plans, the named executive officers will be eligible to receive performance-based incentive bonuses based on the Company’s achievement of targeted non-GAAP revenue and non-GAAP operating income margin for fiscal year 2020, as detailed below.

For our anticipated named executive officers for fiscal 2019, the target funding under the FY20 Executive Annual Incentive Plans are as follows: for Richard S. Hill, 150% of annual base salary at 100% achievement; for Amy Cappellanti-Wolf, 70% of annual base salary at 100% achievement; for Samir Kapuria, 100% of annual base salary at 100% achievement; for Vincent Pilette, 100% of annual base salary at 100% achievement; and for Scott Taylor, 100% of annual base salary at 100% achievement.

For the non-GAAP revenue metric: (a) at the threshold achievement level of 98.06% of target, the funding level is 0%; (b) above the threshold achievement level, the funding level increases incrementally, up to a level of 100% at 100% achievement; (c) above the target achievement level, funding increases incrementally, up to a cap of a 200% funding based on achievement of 101.94% of target; and (d) there is zero funding if the achievement is below 98.06% of target.

For the non-GAAP operating income metric margin: (a) at the threshold achievement level of 89.41% of target, the funding level is 0%; (b) above the threshold achievement level, the funding level increases incrementally, up to a level of 200% at 105.88% achievement; and (c) there is zero funding if the achievement is below the threshold level.

The non-GAAP operating income margin and non-GAAP revenue metrics are tested and funded independently of each other and are weighted equally. With respect to the above metrics, the calculations will be made assuming that foreign currency is held constant at plan rates. The measurement period for all metrics is the fiscal year ending on April 3, 2020.

With the exception of Richard Hill, the individual payout amount will be determined based on an assessment of individual performance against a set of financial, non-financial, individual, and team-based goals and will be allocated from the bonus pool. The bonus payment for Richard Hill will be calculated based on the company’s financial metrics as described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: June 11, 2019	By:	/s/ Scott C. Taylor
Scott C. Taylor Executive Vice President, General Counsel and Secretary